POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints each of Laurie A. Churchill, Nicole C. Brookshire and Pamela L. Finan, signing singly and each acting individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place, and stead, in any and all capacities to sign any and all instruments, certificates, and documents approved by the undersigned that, as a result of the undersigned's service as an executive officer or director of LeMaitre Vascular, Inc. (the "Company"), are required to be executed on behalf of the undersigned pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      The undersigned acknowledges that this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information; any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in her discretion, deems necessary or desirable; neither the Company nor any such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

      This Power of Attorney shall remain in effect until it is revoked in writing or the undersigned has ceased to serve as an executive officer or director of LeMaitre Vascular, Inc.

      IN WITNESS WHEREOF, this Power of Attorney has been signed as of November 21, 2012.

/s/ Cornelia W. LeMaitre

Print Name: Cornelia W. LeMaitre